As filed with the Securities and Exchange Commission on August 9, 2004
                                                  Registration No. 333 -
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ADSOUTH PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

              Nevada                                        68-0448219
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

  1515 N. Federal Highway, Suite 418, Boca Raton, FL              33432
  (Address of Principal Executive Offices)                      (Zip Code)

                          Non-Qualified Stock Options
        Adsouth Partners, Inc. Amended and Restated Stock Incentive Plan Adsouth Partners, Inc. Amended and Restated Management Incentive Plan
                              (Full Title of Plan)

                             Asher S. Levitsky P.C.
                        Esanu Katsky Korins & Siger, LLP
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 716-3239
                              Fax: (212) 716-3338
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                   Mr. Lee Wingeier, Chief Financial Officer
                             Adsouth Partners, Inc.
                       1515 N. Federal Highway, Suite 418
                              Boca Raton, FL 33432
                                 (561) 750-0410
                              Fax: (561) 750-0420

                         CALCULATION OF REGISTRATION FEE

-------------------------- ------------------------ ----------------------- ------------------------ -----------------------
                                                    Proposed                       Proposed
   Title of securities                              maximum                         maximum
          to be            Amount to be             offering price                 aggregate               Amount of
       registered          registered               per unit(1)                 offering price(1)       registration fee
-------------------------- ------------------------ ----------------------- ------------------------ -----------------------
 Common Stock, par value   48,300,000 shares(2)             $.1247                $6,025,400                $759.20
    $.0001 per share
-------------------------- ------------------------ ----------------------- ------------------------ -----------------------

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on (a) the exercise price of nonqualified stock options to purchase 12,300,000 shares of common stock and (b) the average of the bid and asked prices the common stock on August 4, 2004 for the remaining 36,000,000 shares.

(2) The number of shares being registered reflects the number of shares of common stock issued or issuable as a result of amendment to the Adsouth Partners, Inc. Amended and Restated Stock Incentive Plan and the Adsouth Partners, Inc. Amended and Restated Management Incentive Plan together with 12,300,000 shares of common stock issuable upon exercise of nonqualified stock options. Pursuant to Rule 416, there are also being registered such additional shares of common stock as may be required pursuant to the anti-dilution provisions of the plans.

         This registration statement also constitutes post-effective amendment no. 1 to the registration statement on Form S-8, File No. 333-106359, which covers the plans prior to their amendment in April 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         -----------------

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or other participants in the Adsouth Partners, Inc. Amended and Restated Stock Incentive Plan and the Adsouth Partners, Inc. Amended and Restated Management Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or other participants in the plans as specified by Rule 428(b)(1) under the Securities Act. These documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PROSPECTUS

                                36,675,944 Shares

                             ADSOUTH PARTNERS, INC.

                                  Common Stock

                           OTC BB Trading Symbol: ADPR

         The selling stockholders may sell up to 36,675,944 shares of common stock from time to time:

         *  On the Over-the-Counter Bulletin Board.

         * To a broker-dealer, including a market maker, who purchases the shares for its own account.

         *  In private transactions or by gift.

         The selling stockholders may also pledge their shares from time to time, and the lender may sell the shares upon foreclosure.

         No selling stockholder may sell, in any three month period, more than the number of shares which he or she could sell pursuant to Rule 144(e) of the SEC. Rule 144(e) limits sales in any three-month period to 1% of the outstanding shares of common stock. As of the date of this prospectus, there were 87,721,171 shares of common stock outstanding. Thus, none of the selling stockholders, together with members of their families, can sell more than 877,211 shares in any three-month period. If we issue additional shares, the number of shares which any selling stockholder may sell during any three month period will also increase.

         The shares are being offered by the selling stockholders have been issued pursuant to stock grants (25,175,944 shares) or are issuable pursuant to outstanding options (11,500,000 shares). We will not receive any proceeds from the sale by the selling stockholders of their shares of common stock other than the exercise price of the outstanding options if and when the options are exercised. We will pay the cost of the preparation of this prospectus, which is estimated at $5,500.

         Investing in shares of our common stock involves a high degree of risk. You should purchase the shares only if you can afford to lose your entire investment. See "Risk Factors," which begins on page 2.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is August 6, 2004

                                TABLE OF CONTENTS

                                                                         Page

Risk Factors                                                             2
Use of Proceeds                                                          7
Selling Stockholders                                                     7
Plan of Distribution                                                     9
Available Information                                                    10
Incorporation of Certain Documents by Reference                          11
Legal Matters                                                            11
Experts                                                                  11


                                  RISK FACTORS

         Statements in this prospectus may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed under "Risk Factors" in this prospectus and in our Form 10-KSB annual report for the year ended December 31, 2003, those described in Management's Discussion and Analysis of Financial Conditions and Results of Operations in our Form 10-KSB annual report for the year ended December 31, 2003 and our Form 10-QSB quarterly report for the quarter ended March 31, 2004, and those described and in any other filings which we make with the SEC. In addition, such statements could be affected by risks and uncertainties related to our financial conditions, the availability of financing, the ability to generate clients for the direct response marketing business and the ability to successfully develop Dermafresh business and other factors which affect the industries in which we conduct business, market and customer acceptance, competition, government regulations and requirements and pricing, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

An investment in our common stock involves a high degree of risk. You should consider carefully, along with other factors, the following risks and should consult with your own legal, tax and financial advisors.

Our Direct Response Marketing Business
--------------------------------------

Because of our dependence on a limited number of customers, our failure to generate business for our direct response marketing business could impair our ability to continue in that business.

During 2003, 94% of our revenue was generated from three clients, one of which changed agencies at the end of 2003 and another of which we believe is reformulating its business plan. During the first quarter of 2004, approximately 99% of our revenue resulted from one of these clients, and we believe that this client accounted for approximately 90% of our revenue in the second quarter of 2004. The absence of a significant client base may impair our ability to attract new clients. We cannot assure you that we will be able to operate our direct response marketing business profitably, and, if we are not able to do so, we may discontinue that business.

Our failure to develop and sustain long-term relationships with our clients would impair our ability to continue our direct response marketing business.

Almost all of our agreements for our direct response marketing business are short-term or single project agreements. If our clients do not continue to use our services, and if we are unable always to replace departing clients or generate new business in a timely or effective manner our business could be significantly and adversely affected.

Because our direct response marketing clients are smaller companies that are highly subject to fluctuations in the economy, our direct response marketing business will be especially subject to adverse economic trends.

Since downturns in the economy have generally had a more severe effect upon smaller companies, especially single-product companies, than larger companies, any changes or anticipated changes in the economy which cause these companies to reduce their advertising, marketing and promotion budget or which impair the ability of these companies to borrow money or raise capital or otherwise implement their business plans would impair our direct response marketing business.

Because of our size, we may have difficulty competing with larger companies that offer similar services.

The advertising industry in general, and the direct marketing business in particular, are highly competitive, and include major international companies as well as hundreds of regional and local companies. Other companies not only have greater staff, resources and public recognition than we have, but also have the ability to offer other services which we either cannot or do not offer. We may not be able to compete successfully with such competitors.

Our Dermafresh Business
-----------------------

Although we recently acquired a new product line, which is unrelated to our direct response marketing business, we may not be able to generate profits from this line.

In February 2004, we acquired the Dermafresh line of skin care product, and we are developing additional products under the Dermafresh brand name. Since we acquired the product line, we have incurred product development and marketing expenses although we have not generated any significant revenue to date. We are seeking to market the product primarily through major retail and drug chains. Our ability to operate this business profitably will be dependent upon a number of factors, including:

* our ability to obtain shelf space in stores, in face of competition from numerous major and specialty skin care companies that presently dominate the market;

* our ability to price our product at levels that make it attractive to retail customers,

* the user's response to the product, including their willingness to make repeat purchases, and

* the word-of-mouth response to our product and the ability to develop brand recognition for the Dermafresh name.

If we are not able to obtain and retain shelf space or if the user's response to our product is not favorable we may be unable to continue in this business. Furthermore, even if we are initially successful in placing our Dermafresh products in drug stores and other retail outlets, the failure to generate customer acceptance is likely to impair our ability to retain shelf space. We cannot assure you that we will be successful in generating either adequate shelf space or customer acceptance.

We may be subject to claims arising from the use of our products.

As a company that markets and sells skin care products, we may be subject to claims relating such concerns as allergic or other reaction to the products and claims as to the efficacy of the products even if the products are manufactured by others. We cannot assure you that we will not be subject to such claims or that we will be successful in defending any such claims. Any litigation, regardless of the outcome, would entail significant costs and use of management time which could impair our ability to generate revenue and profit.

Because we have no manufacturing facilities we are dependent upon third party suppliers to manufacture our Dermafresh products.

All of our Dermafresh products are manufactured for us by non-affiliated manufacturers pursuant to purchase orders, and we do not have any long-term agreements with any supplier. We rely upon our suppliers to develop and test their formulations, to produce a uniform product for us in facilities that comply with applicable laws, to implement adequate quality control procedures and to deliver product to us in a timely manner. Our Dermafresh business will be impaired by the failure of our suppliers to do any of the foregoing. Further, in the event that we change suppliers, it may be necessary to change the formulations of one or more of our Dermafresh products, and we cannot assure you that we will have a smooth transition to a new supplier or that we will not encounter other serious problems in the quality or delivery of products resulting from a change in supplier.

We have no patent rights to our Dermafresh products or registered trademark for the Dermafresh name.

Although our suppliers have advised us that they have patent rights or licenses to those ingredients in our formulations which are proprietary and that the formulations have been developed either by the manufacturers or by us, we cannot assure you that our Dermafresh products do not infringe upon the patent or other proprietary rights of others. In the event that a supplier's formulation infringes upon the rights of a third party, the third party may include us in any litigation, which may be expensive regardless of whether we or our manufacturer ultimately prevails. Further, we do not have a registered trademark for the Dermafresh name.

General

We require additional funds for our operations.

At March 31, 2004, we had a deficiency in working capital of approximately $48,000. During the first quarter, our principal source of funds was cash flow from operations. Because of our cash position, we issued shares of our common stock valued at approximately $3.5 million during the first quarter of 2004 in lieu of cash compensation for services rendered. Although we borrowed $250,000 on secured basis for a six-month period from an unaffiliated individual during the second quarter of 2004, we may continue to need additional capital to fund our operations, including payment of the $250,000 loan in November 2004. Our failure to raise the necessary capital could hurt our businesses.

We may not be able to continue to grow through acquisitions.

An important part of our growth strategy is to acquire other businesses or product lines, which may or may not be related to our current business. Such acquisitions may be made with cash or our securities or a combination of cash and securities. To the extent that we require cash, we may have to borrow the funds or issue equity. The issuance of equity would result in dilution to our stockholders. We have no commitments from any financing source and we may not be able to raise any cash necessary to complete an acquisition. If we fail to make any acquisitions, our future growth may be limited. As of the date of this prospectus, we do not have any agreement or understanding, either formal or informal, as to any acquisition.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions, we could have difficulty integrating the acquired companies' personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

*   the difficulty of assimilating acquired products, services or operations;

* the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

* the difficulty of incorporating acquired rights or products into our existing business;

* difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

* difficulties in maintaining uniform standards, controls, procedures and policies;

* the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

* the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

* the effect of any government regulations which relate to the business acquired;

* potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Because we are dependent on our management, the loss of key executive officers and the failure to hire additional qualified key personnel could harm our business.

Our advertising agency business is largely dependent upon our chairman and chief executive officer, John P. Acunto. Our advertising agency business may be adversely affected if Mr. Acunto or any of our key management personnel or other key employees left our employ. Our Dermafresh business is largely dependent upon our president, John Cammarano. Our Dermafresh business may be adversely affected if Mr. Cammarano left our employ. Furthermore, we need to hire additional executive, managerial, marketing and other key employees for both our direct response marketing business and our Dermafresh business. We cannot assure you that we will be successful in engaging and retaining such personnel and the failure to engage qualified personnel will have a material adverse effect upon our business.

Control by our management might limit independent, public shareholder influence over our corporation and prevent a third party from acquiring us even if an acquisition is in the best interest of our stockholders.

As of July 23, 2004, John P. Acunto, Jr., our chairman of the board and chief executive officer, together with his wife, Angela Acunto, own more than 54% of our outstanding common shares, and exercise control over our operations and have the power to elect all of the members of our board of directors and approve any matter requiring stockholder approval.

As of the date of this prospectus, Mr. Acunto is our sole director and, as a result, has the right, without the consent of any other person, to take any or approve any action which may be taken by the board of directors. The absence of any controls over the ability of Mr. Acunto to take action on our behalf will deprive stockholder of the benefits of the advice of independent directors.

We may issue preferred stock without approval of our stockholders which could make it more difficult for a third-party to acquire us and depress our stock price.

Our certificate of incorporation permits us to issue up to 3,500,000 shares of series A convertible preferred stock, each share of which is convertible into 100 shares of common stock upon a change of control. In addition, we have the authority to issue 1,500,000 shares of preferred stock without a vote of our stockholders. In the future, our board of directors may issue one or more series of preferred stock that has more than one vote per share or which give the holders other preferential rights which may dilute or impair the rights of the holders of common stock. As a result, our board of directors can issue such stock to investors who support our management and give effective control of our business to our management.

Our stock price may be affected by shares of common stock becoming available for public sale.

We estimate that the public float for our common stock presently consists of approximately 15,113,282 shares of common stock, excluding the 36,675,944 shares which may be sold pursuant to this prospectus. An additional 12,084,098, that were acquired by The Tiger Fund in May 2003 and 28,000,000 shares that were issued to John and Angela Acunto in January 2004 will become salable pursuant to Rule 144 commencing one year from the date of purchase, subject to the volume limitations of such rule. Under the volume limitations of Rule 144, a stockholder, together with members of his or her family, may not sell more than 1% of our outstanding common stock in any three month period. The availability of a significant number of shares of common stock for public sale could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

The issuance of shares through our stock compensation and incentive plans may dilute the value of existing shareholders.

We anticipate using stock options, stock grants and other equity-based incentives, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing shareholders and could result in a decline in the value of our stock price.

We do not anticipate paying dividends on our common stock.

Our stock is subject to significant restrictions and limitations imposed by the SEC's penny stock rules.

Because our stock is traded on the OTC Bulletin Board and our stock price is very low, our stock is subject to the SEC's penny stock rules, which impose additional sales practice requirements on broker-dealers which sell our stock to persons other than established customers and institutional accredited investors. These rules may affect the ability of broker-dealers to sell our common stock and may affect the ability of our stockholders to sell any common stock they may own.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares. If , and to the extent that options are exercised, we will receive the exercise price of the options.

                              SELLING STOCKHOLDERS

         The following table and discussion sets forth:

         *       the name of each selling stockholder,

         * the nature of any position, office or other material relationship, if any, which the selling stockholder has had with us or any of our affiliates within the last three years,

         * the number of shares of common stock owned by each selling stockholder as of July 14, 2004;

         * the number of shares of common stock offered for each selling stockholder's account, and

         * the percentage owned by each selling stockholder after completion of the offering.

                                                         Shares of
                                                         Common Stock
                                   Shares of             Offered For         Shares of
                                   Common Stock          Account             Common Stock        Percentage
                                   Owned Prior           of Selling          Owned After         Owned
Selling Stockholder                to Offering           Stockholder         Offering            After Offering
-------------------                -----------           -----------         --------            --------------
John P. Acunto, Jr.(1)             29,241,300            15,000,000          14,241,300              15.1%

                                                         Shares of
                                                         Common Stock
                                   Shares of             Offered For         Shares of
                                   Common Stock          Account             Common Stock        Percentage
                                   Owned Prior           of Selling          Owned After         Owned
Selling Stockholder                to Offering           Stockholder         Offering            After Offering
-------------------                -----------           -----------         --------            --------------
Angela E. Acunto(1)                29,000,000            15,000,000          14,000,000              14.9%
Gary Hohman                         3,500,000             3,500,000                -0-               -0-
John Cammarano                      2,042,611             2,042,611                -0-               -0-
Lee Wingeier                          700,000               700,000                -0-               -0-
Sandra Carrillo                       100,000               100,000                -0-               -0-
Lauren Martinez                       100,000               100,000                -0-               -0-
Alexandra Sanchez                     100,000               100,000                -0-               -0-
Kenneth Levy                          100,000               100,000                -0-               -0-
Michelle LaCerte                       33,333                33,333                -0-               -0-

(1) John P. Acunto, Jr. and Angela E. Acunto are husband and wife. Mr. and Mrs. Acunto may each be deemed to beneficially own the shares of common stock owned by the other. Thus, each of Mr. and Mrs. Acuto may be deemed to own beneficially 58,241,300 shares of common stock, representing 58.7% of the outstanding common stock. After giving effect to the sale of all of the shares of common stock being offered by both of Mr. and Mrs. Acunto, they may each be deemed to own beneficially 28,241,000, or 28.5% of the outstanding common stock. Each of Mr. and Mrs. Acunto disclaims beneficial interest in the shares of common stock owned by the other.

         John P. Acunto, Jr. is our chairman of the board, chief executive officer and sole director. Angela E. Acunto is our executive vice president. On January 4, 2004, pursuant to a share exchange agreement between the Tiger Fund, which was then our principal stockholder, Adsouth, Inc., and Mr. and Mrs. Acunto, the Tiger Fund transferred 14,000,000 shares of the Common Stock it owned to each of Mr. and Mrs. Acunto in exchange the transfer of 100% of the stock of Adsouth, Inc. to us. Mr. and Mrs. Acunto each owned 50% of the outstanding stock of Adsouth, Inc. Upon the completion of the share exchange, Mr. and Mrs. Acunto owned an aggregate of 28,000,000 shares of our common stock, representing 53.67%, of the then issued and outstanding common stock, and Adsouth, Inc. became our wholly-owned subsidiary. Contemporaneously with this transaction, Mr. Acunto was elected chairman and chief executive officer and a director and Mrs. Acunto was elected executive vice president. Mr. Acunto held the same positions with our predecessor since its organization in January 2003. Mr. and Mrs. Acunto each received stock grants of 4,500,000 share of common stock on January 4, 2004 and 5,500,000 shares of common stock on February 20, 2004. The number of shares held by each of Mr. and Mrs. Acunto includes non-qualified stock options to purchase 5,000,000 shares of common stock.

         Gary J. Hohman has been our chief operating officer since March 2004, and he was our president from January 4, 2004 until March 2004. Mr. Hohman was president of our predecessor since its organization in January 2003. Mr. Hohman received stock grants of 1,000,000 shares on January 4, 2004 and 2,000,000 shares on February 27, 2004. The number of shares held by Mr. Holman includes 500,000 shares of common stock issuable upon exercise of a nonqualified stock option.

         John Cammarano has been our president since March 2004, and was a consultant to us from February 2004 until March 2004. Mr. Cammarano received a stock grant of 492,611 shares on March

18, 2004. The board of directors authorized an additional stock grant for 500,000 shares was issued to Mr. Cammarano on March 18, 2004, but such shares were not issued until the date of this prospectus. In March 2004, we entered into a five-year employment agreement with Mr. Cammarano. In addition, we paid him a signing bonus of $50,000. The shares owned by Mr. Cammarano include 1,000,000 shares of common stock issuable upon exercise of non-qualified stock options.

         Lee Wingeier has been our chief financial officer since March 1, 2004. From January 2004 until February 28, 2004, Mr. Wingeier was a consultant to us. Mr. Wingeier received stock grants of 300,000 shares on February 27, 2004 and 400,000 shares on March 1, 2004.

         All of the other selling stockholders are employees of us and received stock grants in the first quarter of 2004.

         We made the restricted stock grants, described in the preceding paragraphs, pursuant to restricted stock agreements issued pursuant to our amended and restated stock incentive plan and amended and restated management incentive plan. Pursuant to these agreements, the stockholders have the right to vote the shares and to receive any dividends and distributions with respect to the shares, but cannot transfer the shares in any manner until the right to transfer vests. The right to transfer vests on the last to occur of the date stockholder approval of these plans, which occurred in April 2004, the date the shares are registered, which occurred upon filing of the registration statement of which this prospectus is a part, and the date of which the board of directors determines that the right to transfer vests, except that, in any event, the right to transfer the shares vests on the earlier of five years from the date of the restricted stock grant or the date of a change of control, as defined in the plans. As of the date of this prospectus, the right to transfer the shares issued pursuant to the restricted stock grants has not vested.

         Mr. John P. Acunto, Jr. is our sole director, and, as a result, unless additional directors are elected, he has the sole right to determine when the right to transfer any of the shares issued pursuant to the restricted stock grants. The stock grants provide that when the board determines that the right to transfer shares shall vest, no grantee will be treated less favorably, in terms of the percentage of shares for which the right to transfer shall vest, then the chief executive officer.

                              PLAN OF DISTRIBUTION

         The selling stockholders named under the caption "Selling Stockholders" may sell up to 36,675,944 shares of common stock from time to time. These selling stockholders may sell their shares

         *   On the Over-the-Counter Bulletin Board.

         * To a broker-dealer, including a market maker, who purchases the shares for its own account.

         *   In private transactions or by gift.

         The selling stockholders may also pledge their shares from time to time, and the lender may sell the shares upon foreclosure.

         No selling stockholder may sell, in any three month period, more than the number of shares which he or she could sell pursuant to Rule 144(e) of the SEC. Rule 144(e) limits sales in any three-month period to 1% of the outstanding shares of common stock. As of the date of this prospectus, there were 87,721,171 shares of common stock outstanding. Thus, none of the selling stockholders, together with members of their families, can sell more than 877,211 shares in any three-month period. If we issue additional shares, the number of shares which any selling stockholder may sell during any three month period will also increase.

         The shares of common stock offered by the selling stockholders have been issued as stock grants (25,175,944 shares) or are issuable pursuant nonqualified stock options granted by the board of directors (11,500,000). None of the shares of common stock issued as stock grants may be sold until the right to sell the shares has been vested. The right to transfer the shares issued as stock grants will vest on the later to occur of date of the filing of a Form 10-KSB annual report or Form 10-QSB quarterly report which reflects profitable operations of the Company for one calendar quarter or such date as the Company's board of directors shall have determined that such shares may be transferred. The board of directors may determine that some or all of the shares issued as stock grants may be transferred. As of the date of this prospectus, board of directors has not granted the right to transfer with respect to any of these shares.

         The selling stockholders may sell the shares at a negotiated price or at the market price or both. They may sell their shares directly to the purchasers or they may use brokers. If they use a broker, the selling stockholders may pay a brokerage fee or commission or they may sell the shares to the broker at a discount from the market price. The purchasers of the shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by any of the selling stockholders for the sale of any of their shares.

         The selling stockholders and broker-dealers, if any, acting in connection with sales by the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale by them of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

         We have advised the selling stockholders that the anti-manipulative rules under the Exchange Act, which are set forth in Regulation M, may apply to their sales in the market. We have furnished the selling stockholders with a copy of Regulation M, and we have informed them that they should deliver a copy of this prospectus when they sell any shares.

                             AVAILABLE INFORMATION

         We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's EDGAR system. You may inspect these documents and copy information from them at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

         We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission's public reference facilities or its website.

         We furnish our stockholders with annual reports containing audited financial statements and with such other periodic reports as we from time to time deems appropriate or as may be required by law. We use the calendar year as our fiscal year.

         You should rely only on the information contained in this prospectus and the information that we have referred you to. We have not authorized any person to provide you with any information that is different.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We have filed the following documents with the Commission. We are incorporating these documents in this prospectus, and they are a part of this prospectus.

         (1) Our annual report on Form 10-KSB for the year ended December 31, 2003;

         (2) Our quarterly report on Form 10-QSB for the quarter ended March 31, 2004;

         (3) Our information statement dated April 26, 2004;

         (4) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2003; and

         (5) The description of the Company's Common Stock contained in Amendment No. 1 to the Company's Registration Statement on Form 10-SB, which was filed with the Commission on September 10, 2001.

         We are also incorporating by reference in this prospectus all documents which we file pursuant to Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934, as amended, after the date of this prospectus. Such documents are incorporated by reference in this prospectus and are a part this prospectus from the date we file the documents with the Commission.

         If we file any document with the Commission that contains information which is different from the information contained in this prospectus, you may rely only on the most recent information which we have filed with the Commission.

         We will provide a copy of the documents referred to above without charge if you request the information from us. However, we may charge you for the cost of providing any exhibits to any of these documents unless we specifically incorporate the exhibits in this prospectus. You should contact Mr. Lee Wingeier, Chief Financial Officer, Adsouth Partners, Inc., 1515 N. Federal Highway, Suite 418 Boca Raton, FL 33432, telephone (561) 750-0410, if you wish to receive any of such material.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby has been passed upon by our counsel, Esanu Katsky Korins & Siger, LLP.

                                     EXPERTS

         The registered financial statements of Adsouth Partners, Inc. (formerly Zenith Technology, Inc.) as of and for the year ended December 31, 2003 and of Adsouth, Inc. as of December 31, 2003 and for the period July 8, 2003 (date of inception) to December 31, 2003 incorporated by reference in this prospectus have been audited by Marcum & Kliegman LLP, independent registered public accountants, and are included herein in reliance upon the authority of such firm as an expert in accounting and auditing in giving such reports.

         The registered financial statements of Adsouth Partners, Inc. (formerly Zenith Technology, Inc.) for the year ended December 31, 2002 incorporated by reference in this prospectus have been audited by Stonefield Josephson, Inc., independent registered public accountants, and are included herein in reliance upon the authority of such firm as an expert in accounting and auditing in giving such reports.

                                     PART II

               INFORMATION REQUESTED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Relevance.
         ---------------------------------------

         The following documents have been filed by Adsouth Partners, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 0-33135) and are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2003;
         (2) The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004;
         (3) The Company's information statement dated April 26, 2004;
         (4) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2003; and
         (5) The description of the Company's Common Stock contained in Amendment No. 1 to the Company's Registration Statement on Form 10-SB, which was filed with the Commission on September 10, 2001.

         All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities hereby have been sold or which deregisters securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The exhibit index appears on page II-2 of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable

Item 6.  Indemnification of Officers and Directors.
         -----------------------------------------

Subsection 1 of NRS 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

Subsection 2 of NRS 78.7502 of the Nevada Law empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of an Indemnified Party against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit if the Indemnified Party acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502 further provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) or (2) described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

Subsection 1 of NRS 78.751 provides that any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to Subsection 2 of NRS 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,
(c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained. Subsection 2 of NRS 78.751 provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation. Said Subsection 2 further provides that the provisions of that Subsection 2 do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law. Subsection 3 of NRS 78.751 provides that indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 does not exclude any other rights to which the Indemnified Party may be entitled under the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or in another capacity while holding his office. However, indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses under Subsection 2 of NRS 78.751, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators. NRS 78.752 empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person's status as an

Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Company's articles of incorporation provide in relevant part:

Subject to the limitations set forth at law, the Company shall have the power to indemnify any director, officer, employee and agent of the Company who was or is a party or is threatened to be made a party to any proceeding (other than by or in the right of to procure s judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceedings, provided that the Board shall find that the director, officer, employee or agent acted in good faith and in a manner which such person reasonably believed in the best interests of the Company and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere shall not, of itself create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Company or that such person had reasonable cause to believe such person's conduct was unlawful.

Subject to the limitations set forth at law, the Company shall have the power to indemnify any direct, officer, employee and agent of the Company who was or is threatened to be made a party to any threatened, pending, or completed legal action by or in the right of the Company to procure a judgment in its favor, against expenses actually and reasonably incurred by such person in connection with the defense or settlement, if the Board of Directors determine that such person acted in good faith, in a manner such person believed to be in the best interests of the Company and with such care, including reasonable inquiry, as an ordinarily prudent person would use under similar circumstances. Expenses incurred in defending any proceeding may be advanced by the Company prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the officer, director, employee or agent to repay such amount unless it shall be determined ultimately that the officer or director is entitled to be indemnified as authorized by such article.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

The Company issued 24,625,944 shares of common stock pursuant to restricted stock grants to senior management and other key employees, for which no payment was made by the grantees. The issuance of these shares was exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to
Section 4(2) of such Act, as transactions not involving a public offering. No underwriter was involved in these grants.

Item 8.  Exhibits

         4.1   Adsouth Partners, Inc. Amended and Restated Stock Incentive Plan
               (1)
         4.2 Adsouth Partners, Inc. Amended and Restated Management Incentive Plan (1)
         4.3   Form of restricted stock grant.
         4.4   Form of non-qualified stock option.
         5.1   Opinion of Esanu Katsky Korins & Siger, LLP.
         23.1  Consent of Marcum & Kliegman LLP (Page II-7)
         23.2  Consent of Esanu Katsky Korins & Siger, LLP (contained in Exhibit
               5.1 hereto).
         23.3  Consent of Stonefield Josephson, Inc. (Page II-8)
         24.1  Power of Attorney (included on the signature page).

(1) Filed as an exhibit to the Company's Information Statement dated April 26, 2004, and incorporated herein by reference.

Item 9.  Undertakings.
         -------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on this 6th day of August, 2004.

                                     ADSOUTH PARTNERS, INC.


                                     By:/S/_____________________________
                                        John P. Acunto, Jr.
                                        Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes John P. Acunto, Jr., as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Signature                           Title                        Date
---------                           -----                        ----



                                    Chairman, Chief Executive    August 6, 2004
/S/_____________________            Officer and Director
John P. Acunto, Jr.
(Principal Executive Officer)



/S/_____________________            Chief Financial Officer      August 6, 2004
Anton Lee Wingeier
(Principal Financial
and Accounting Officer)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the use in this Registration Statement on Form S-8 of our report dated February 25, 2004 with respect to our audit of the financial statements of Adsouth Partners, Inc. (formerly Zenith Technology, Inc.) for the year ended December 31, 2003 and our report dated February 6, 2004 with respect to the audit of the financial statements of Adsouth, Inc. as of December 31, 2003 and for the period July 8, 2003 (date of inception) to December 31, 2003, which are incorporated by reference in this Registration Statement, and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                         MARCUM & KLIEGMAN
                                         LLP Certified Public
                                         Accountants.

New York, New York
August 6, 2004

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the use in this Registration Statement on Form S-8 of our report dated April 22, 2003 with respect to the December 31, 2002 financial statements of Adsouth Partners, Inc., formerly Zenith Technology, Inc. (the "Company"), which were included as Exhibit 99.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and incorporated by reference in this Registration Statement, and to the use of our name, and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.

/S/ Stonefield Josephson, Inc.


Santa Monica, California
August 6, 2004

                                                                   Exhibit 4.3

                         Form of Restricted Stock Grant

         Restricted Stock Grant issued as of the      day of             , 2004,
from Adsouth Partners, Inc., a Nevada corporation (the "Company"), to
                 (the "Grantee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to the Company's Amended and Restated [name of plan] (the "Plan"), the board of directors of the Company has approved the restricted stock grant to the Grantee on and subject to the terms of this Restricted Stock Grant;

         WHEREFORE, the Company and the Grantee do hereby agree as follows:

         1.     The Company hereby grants to the Grantee a restricted stock
                grant of                       (        ) shares (the "Shares")
of the Company's common stock, par value $.0001 per share ("Common Stock"). The Grantee's right to transfer or otherwise dispose of the Shares shall vest as follows:

                (a) The Grantee's rights to sell, pledge, hypothecate, transfer, whether for value or as a gift, or otherwise dispose of (collectively, "transfer") the Shares, shall vest on the last to occur of:

                        (i) the approval of the Plan by the Company's stockholders,

                        (ii) the date of the filing of a Form 10-KSB annual report or Form 10-QSB quarterly report which reflects profitable operations of the Company for one calendar quarter,

                        (iii) such date as the Shares shall have been registered for sale pursuant to the Securities Act of 1933, as amended, or

                        (iv) such date as the Company's board of directors shall have determined that the Shares may be transferred; provided, however, that the board of directors may, in its discretion, determine that the Grantee's rights to transfer shall vest with respect to some, but not all, of the Shares.

                (b) If the board of directors determines, at any time (a "Partial Vesting Date"), that the right to transfer only a portion of the Shares shall become vested (the "Newly Vested Portion"), the Company agrees that the percentage of the Shares which (i) the Newly Vested Portion bears to (ii) the total number of Shares initially covered by this Restricted Stock Grant shall be not less than the percentage which (x) the number of shares under restricted stock grants under the Plan to the Company's chief executive officer for which the right to transfer has become vested at the Partial Vesting Date bears to (y) the total number of shares issued to the Company's chief executive officer at restricted stock grants pursuant to the Plan.

                (c) Notwithstanding the provisions of Sections 1(b) of the Restricted Stock Grant, the Grantee's right to transfer all of the Shares shall vest upon the earlier of:

                        (i)  Five (5) years from the date of grant; or

                        (ii) The date of a Change in Control, as defined in the Plan.

                (d) Until the right to transfer shall vest with respect to any Shares, the Grantee shall have no right to transfer such Shares, except as provided in Section 2(c) of this Agreement.

                (e) Until the right to transfer any Shares shall vest, the Company shall retain possession of the certificates representing the Shares. At such time as the right to transfer any Shares shall vest, the Company shall deliver the certificates for such Shares to or in accordance with instructions from the Grantee.

         2.     (a)     No cash purchase price shall be payable by the Grantee
with respect to the Shares.

                (b) The Shares are being issued by the Company pursuant to the Plan and acquired by the Grantee for investment and not with a view to the sale or distribution thereof, and may not be sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from the registration requirements of the Securities Act. Until registered pursuant to the Securities Act, the Shares are restricted securities, as defined in Rule 144 under the Securities Act. The Grantee understands the meaning of the term "restricted securities."

                (c) In the event of the death of the Grantee, the Shares may be transferred pursuant to the Grantee's will or in accordance with the applicable laws of intestate succession, such transfer to be subject to the terms and conditions of this Agreement. It shall be a condition to a transfer pursuant to this Section 2(c) of any Shares for which the right to transfer shall not have vested that the transferee shall agree to be bound by the terms of this Agreement by an agreement satisfactory in form and substance to the Company.

                (d) The Grantee understands the rights and limitations of the grant of the Shares as set forth in this Restricted Stock Grant as well as the tax consequences of the issuance and vesting of the Shares pursuant to this Restricted Stock Grant, and he or she has reviewed this Restricted Stock Grant with his or her counsel, accountants or other professional advisors to the extent that the Grantee deems it necessary or advisable.

                (e) The Grantee acknowledges that the Company has advised him or her that any sale of the Shares pursuant to a registration statement under the Securities Act must be accompanied by a resale prospectus, and the Company will provide the Grantee with a resale prospectus.

         3.     (a)    Until the Shares have been registered pursuant to the
Securities Act, if requested by the Company, the stock certificates representing the Shares shall bear the following legend:

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FOR THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE, AND, IF REQUESTED BY THE ISSUING CORPORATION, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUING CORPORATION HAS BEEN RENDERED.

                (b) At such time as the Shares have been registered pursuant to the Securities Act, the Company shall instruct its transfer agent to remove the legend set forth in Section 3(a) of this Agreement.

                (c) Until such time as the right of the Grantee to the Shares has vested, if requested by the Company, the stock certificate representing the Shares shall bear the following legend:

      THE TRANSFER, SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED PURSUANT TO THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUING CORPORATION AND THE REGISTERED OWNER OF THE SHARES, A COPY OF WHICH AGREEMENT IS AVAILABLE FROM THE ISSUING CORPORATION.

                (d) At such time as the right to transfer all or part of the Shares shall vest, the Company shall instruct its transfer agent to remove the legend set forth in Section 3(c) of this Agreement; provided, however, that in the event that the right to transfer the Shares vests as to only a portion of the Shares, the Company shall cause its transfer agent to issue a certificate without the legend set forth in said Section 3(c) for the Shares as to which the right to transfer shall have vested and a certificate with such legend as to the remaining Shares.

         4. Regardless of whether the right to transfer the Shares shall have vested, the Grantee shall have all rights to vote the Shares and to receive any dividends or other distributions made or paid with respect to the Shares.

         5. In the event of any stock split, distribution or dividend, or in the event of any combination of shares or other manner of effecting a reverse split or in the event of any recapitalization, the number of Shares granted pursuant to this Restricted Stock Grant and the number of Shares with respect to which the right to transfer shall have vested shall be adjusted to reflect such event.

         6. The Grantee shall pay the Company the amount of any withholding taxes which are required under application federal and state law at such time as the right to transfer the Shares shall vest or such earlier time as may be required by law.

         7. This Restricted Stock Grant is issued pursuant to the Plan, a copy of which has been provided to the Grantee. In the event of any conflict or inconsistency between this Restricted Stock Grant and the Plan, the Plan shall govern and be controlling.

         8. This Restricted Stock Grant shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements executed and to be performed wholly within such state, except that matters relating to the issuance of this Restricted Stock Grant shall be governed by the laws of Nevada.

         Please confirm your agreement with the foregoing terms and conditions of this Restricted Stock Grant.

                                       Very truly yours,

                                       ADSOUTH PARTNERS, INC.

AGREED TO AND ACCEPTED:
                                       By:___________________________________
                                          John P. Acunto, Jr., Chairman and CEO
______________________________
Name:
Social Security No:

                                                                   Exhibit 4.4

                INSTRUMENT OF GRANT OF NONQUALIFIED STOCK OPTION

         INSTRUMENT OF GRANT dated as of the    th day of           , 2004 from
Adsouth Partners, Inc., a Nevada corporation (the "Company"), to
("Optionee").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company has, on the date of this Instrument of Grant, granted Optionee a nonqualified stock option to purchase from the Company shares of the Company's common stock, par value $.0001 per share ("Common Stock");

         WHEREFORE, the Company does hereby grant to the Optionee the following
Option:

         1. Stock Option. Subject to the terms and conditions set forth in this Instrument of Grant, the Company hereby grants to the Optionee a non-qualified stock option (the "Option") to purchase from the Company
(       ) shares (the "Optioned Shares") of Common Stock at an exercise price
(the "Exercise Price") of           cents ($.   ) per share.


         2. Exercise Period. The Option shall become immediately exercisable in full, and shall expire and terminate at 5:00 P.M Eastern time on (the "Exercise Period"); provided, however, that if such date is a day on which banks in the State of Florida are authorized or permitted to be closed, then the Exercise Period shall end at 5:00 P.M. Eastern time on the next day which is not such a day.

         3.  Termination.   This Option shall terminate, and Optionee shall have
no further rights under this Option, at the expiration of the Exercise Period.

         4.  Manner of Exercise.

                (a) The Option shall be exercised by written notice of exercise in the form of Exhibit A to this Instrument of Grant addressed to the Company and signed by the Optionee and delivered to the Company along with this Instrument of Grant and payment in full of the Exercise Price of the Optioned Shares as to which the Option is being exercised. If the Option is exercised in part only, the Company will either issue a new Instrument of Grant with respect to the unexercised portion of the Option or shall make a notation on this Instrument of Grant reflecting the partial exercise.

                (b) The Exercise Price is payable by certified or official bank check or by personal check; provided, however, that no Optioned Shares shall be issued to Optionee until the Company has been advised by its bank that the check has cleared.

                (c) The Option may also be exercised by the delivery to the Company of shares of Common Stock having a fair market value, as of the date of exercise, equal to the Exercise Price of the Optioned Shares to the extent that the Option is being exercised.

                (d)     (i)     In the event of the merger or consolidation of
the Company with or into any corporation or other entity or in the event of the sale by the Company of all or substantially all of its business and assets followed by a distribution of assets to the stockholders in connection with a liquidation or partial liquidation of the Company or in the event of a similar transaction (each a "Merger Transaction"), prior to the expiration of this Option, this Option shall be converted into the consideration payable with respect to the Common Stock in the Merger Transaction (the "Merger Consideration") as follows.

                        (ii) The Optionee shall receive Merger Consideration having a value equal to the appreciation, if any, of this Option. The appreciation of this Option shall be determined by multiplying the number of shares subject to this Option by the difference between (i) the value of the Merger Consideration payable with respect to one share of Common Stock and (ii) the Exercise Price of this Option. If the value of the Merger Consideration shall be less than the Exercise Price, this Option shall not be converted into Merger Consideration, but shall terminate, to the extent not exercised, at the effective time of the Merger Transaction.

                        (iii) The consideration payable to the Optionee shall be in the same form as the Merger Consideration. If the Merger Consideration shall consist of both cash and non-cash consideration, the consideration payable upon conversion of this Option shall be a combination of cash and non-cash consideration in the same proportion as the Merger Consideration is payable to the holders of the Common Stock.

                        (iv)    If and to the extent that the Merger
Consideration is other than cash, the value of the non-cash Merger Consideration shall be determined in good faith by the Company's Board of Directors, and the Company shall promptly advise the Optionee of such determination. If the Optionee disagrees with the determination of the Board of Directors, the Optionee shall have the right to exercise this Option by paying the Exercise Price as provided in Section 4(b) or (c) of this Instrument of Grant prior to the effectiveness of the Merger Transaction. If the Option is not exercised prior to the effectiveness of the Merger Transaction, the Option shall be automatically converted as provided in this Section 4(d).

                (e) The Optioned Shares, when issued upon exercise of the Option, will be duly and validly authorized and issued, fully paid and non-assessable.

                (f) In connection with any exercise of this Option, the Optionee shall, contemporaneously with the exercise of this Option, pay or provide for payment of any withholding taxes due as a result of such exercise.

         5.  Adjustment Provisions.   The number of shares of Common Stock
subject to the Option and the Exercise Price shall be adjusted in accordance with generally accepted accounting principles in the event of a stock dividend, stock split, stock distribution, reverse split or other combination of shares, recapitalization or otherwise, which affects the Common Stock.

         6.  Transferability.   The Option is not transferable by the Optionee
except that, in the event of Optionee's death or incompetence, the Option may be exercised by Optionee's legal representative or by the persons to whom the Option is transferred by will or the laws of descent and distribution.

         7.  No Rights As a Stockholder.   The Optionee shall have no interest
in and shall not be entitled to any voting rights or any dividend or other rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option prior to the exercise of this Option and payment of the Exercise Price of the Optioned Shares.

         8.  No Rights to Continued Employment.   Nothing in this Instrument of
Grant shall be constructed (a) as an employment agreement or (b) to grant Optionee any rights to continue as or director of the Company or of a parent or subsidiary of the Company.

         9.  Legality.   Anything in this Option to the contrary
notwithstanding, the Optionee agrees that he or she will not exercise the Option, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Option, if the exercise of the Option or the issuance of such shares shall constitute a violation by the Optionee or by the Company of any provisions of any law or of any regulation of any governmental authority. Any determination by the Board of Directors or the Compensation Committee (the "Committee") of the Board of Directors, if appointed, shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with such law or regulation. In this connection, the Optionee understands that, unless the issuance of the Optioned Shares is registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Optioned Shares, if and when issued, will be restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act. The Company shall not be required to issue any Optional Shares if the issuance thereof is not permitted pursuant to the Securities Act.

         10.  Action by Company.   The existence of the Option shall not effect
in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         11.  Interpretation.   As a condition of the granting of the Option,
the Optionee and each person who succeeds to the Optionee's rights hereunder, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Committee in its sole discretion and that any interpretation by the Committee of the terms of this Instrument of Grant shall be final, binding and conclusive. If no Committee is acting, its functions shall be performed by the Board of Directors, and each reference in this Option to the Committee shall, in that event, be deemed to refer to the Board of Directors.

         12.  Notice.   Any notice which either party hereto may be required or
permitted to give to the other shall be in writing, and any be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at 1515 North Federal Highway, Suite 418, Boca Raton, Florida 33432, Attention:
Chief Financial Officer, or at such other address as the Company, by notice, may designate in writing from time to time; to the Optionee, at the address shown on the records of the Company or at such other address as the Optionee, by notice to the Company, may designate in writing from time to time.


                         [Signatures on following page]

          IN WITNESS WHEREOF, the Company has executed this Instrument of Grant as of the date first above written.

                                 ADSOUTH PARTNERS, INC..


                                 By:_______________________________
                                 Name:
                                 Title:

                                 Optionee:

                                 __________________________________
                                 (Signature)


                                 __________________________________
                                 (Name)


                                 __________________________________
                                 (Address)


                                 __________________________________
                                 (Social Security No.)

                                                                     Exhibit A

Date:

Adsouth Partners, Inc
1515 North Federal Highway, Suite 418
Boca Raton, Florida 33432
Attention: Chief Financial Officer

Re: Stock Option Exercise - Instrument of Grant Dated as of               , 2004
    ----------------------------------------------------------------------------

Gentlemen:

I hereby exercise the above-referenced option to the extent of _________ shares, and I am tendering with this Notice full payment of the Exercise Price in the manner provided in Paragraph 4 of the Instrument of Grant with respect to the Optioned Shares as to which this Option is being exercised. I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option.

                                              Very truly yours,



                                              _____________________________
                                              Name:

                                                                   Exhibit 5.1

                        Esanu Katsky Korins & Siger, LLP
                                605 Third Avenue
                            New York, New York 10158
                            Telephone: (212) 953-6000
                               Fax: (212) 953-6899

                                 August 9, 2004

Adsouth Partners, Inc.
1515 N. Federal Highway, Suite 418
Boca Raton, FL 33432

                         Re:     Adsouth Partners, Inc.
                                 ----------------------
Ladies and Gentlemen:

         We refer to the registration statement on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), by Adsouth Partners, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission covering the 48,300,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"), issuable pursuant to (i) the Adsouth Partners, Inc. Amended and Restated Stock Incentive Plan, (ii) the Adsouth Partners, Inc. Amended and Restated Management Incentive Plan (the "Plans") and (iii) non-qualified stock options (the "Options").

         We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination described above, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement are duly authorized and, when issued in the manner provided for in the Plans or in accordance with the Options, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                        Very truly yours,


                        ESANU KATSKY KORINS & SIGER, LLP




                                      -1-